AMENDMENT
TO THE SAVINGS INSTITUTE BANK AND TRUST COMPANY
SPLIT DOLLAR LIFE INSURANCE AGREEMENT

This Amendment to the Savings Institute Bank and Trust Company Split Dollar Life Insurance Agreement with the individuals noted on Exhibit A hereto (the “Employee”) is executed on the 18th day of December, 2007, by the Savings Institute Bank and Trust Company (the “Bank”) and the Employee.

WITNESSETH THAT:

WHEREAS, the Bank entered into a Split Dollar Life Insurance Agreement with the Employee effective December 18th, 2007 (the “Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Bank wishes to amend the Agreement to clarify the definition of Compensation that is to be used to determine the Employee’s benefit under the Agreement; and

WHEREAS, Article V of the Agreement provides that the Agreement may be amended from time to time by a written instrument signed by both the Bank and the Employee.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement shall be, and hereby is, amended as follows:

Effective December 18, 2007, Section B (iii) of the Agreement shall be deleted in its entirety and replaced with the following new Section B (iii):

“(iii)    For purposes of this Agreement, “Compensation” shall mean the average of the Employee’s three (3) highest years of Compensation for the calendar years preceding the Employee’s termination date. For purposes of determining “Compensation” under this Agreement, the Bank shall apply the definition of compensation under the Bank’s 401(k) Plan at the time the amount of a Participant’s benefit is being determined; provided, however, that Compensation shall be determined without regard to any limitation on the maximum dollar amount of compensation taken into account under the Bank’s 401(k) Plan pursuant to Internal Revenue Code Section 401(a) (17) or any similar provision of law.”

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors has approved this Amendment to the Savings Institute Bank and Trust Company Split Dollar Insurance Agreement with the Employee and the parties to this Agreement have executed this written instrument as of the date first written above.

ATTEST:             SAVINGS INSTITUTE BANK AND TRUST COMPANY

/s/ Laurie Gervais     By:    /s/ Roger Engle
Chairman of the Compensation Committee

ATTEST:

/s/ Laurie Gervais__________________    By:    /s/ Rheo Brouillard_____________
[Insert name of Employee]

Exhibit A

Rheo A. Brouillard
Brian Hull
Sonia Dudas
Michael Moran
Laurie Gervais